November 30, 2007 Via Email The Saskatchewan Syndicate 455702 B.C. Ltd. 1910-925 West Georgia Street Vancouver, British Columbia Canada V6C 3LS Attention: Matthew Mason

Timothy Young
1640 – 1066 West Hastings Street
Vancouver, British Columbia Canada V6E 3X1

Dear Sirs,

Re: Tecton Corporation (the “Company”)

Reference is made to the Wapata Lake Uranium Property Option Agreement dated January 22, 2007 between The Saskatchewan Syndicate, an unincorporated joint venture comprising 455702 B.C. LTD. and Timothy Young (collectively the “Syndicate”), and Tecton Corporation (the “Company”) as amended by addendum agreements between the parties dated January 31, 2007 and September 10, 2007 (collectively the “Agreement”).

This letter will confirm our understanding that, although the Company did not pay $300,000 in cash to the Syndicate on or before the Option Expiry Date (as defined in the Agreement) in accordance with Section 1.01 (c) of the Agreement, the Syndicate expressly waives its rights and remedies pursuant to Section 1.06 of the Agreement in relation to such failure to pay. The Syndicate hereby acknowledges receipt of $300,000 CDN (455702 B.C. Ltd as to $150,000 CDN and Timothy Young as to $150,000 CDN) paid by the Company in full satisfaction of Section 1.01 (c) of the Agreement and in full exercise of the option pursuant to the Agreement.

Accordingly, the Syndicate shall deliver a bill of sale in respect of the Wapata Lake Property (as defined in the Agreement) to the Company, in a form approved by the Company, within five business days following the execution of this letter of agreement. Further, the Syndicate shall deliver such further documents as may be requested from time to time by the Company to effect the transfer of title to the Company and to carry out the full intent of the Agreement.

Kindly acknowledge your agreement with the foregoing by signing below and returning a copy of this letter to the sender.

Yours truly, TECTON CORPORATION Per: /s/ Bruno Weiss Bruno Weiss Director and Chief Financial Officer

455702 B.C. LTD.

Per: /s/ Mathew Mason Mathew Mason, President Date: November 30, 2007

/s/ Timothy Young Timothy Young Date: November 30, 2007